CSMC 06-5

Group 4

Pay rules

1.

Pay the Nas priority amount to the 4N1 until retired

2.

Beginning on the 1ST Distribution Date pay the lesser of (x) 99.99% of the principal available in this step and (y) 1,000,000 as follows:

a.

Beginning on the 1st Distribution Date pay the lesser of (x) 99.99% of the principal available in this step and (y) $625,000 to the 4S1 until retired

b.

Pay pro-rata to the 4S2-4S4 until retired

c.

Pay the 4S5 until retired

d.

Pay the 4S1 until retired

3.

Pay the 4S6 until retired

4.

Pay the 4S1 until retired

5.

Pay pro-rata to the 4S2-4S4 until retired

6.

Pay the 4S5 until retired

7.

Pay the 4N1 until retired

Notes

Pricing Speed = 100ppc (8 CPR to 20 CPR over 12 months, 20 CPR thereafter)

Notional

4IO1 balance = (4S2-4S4 balances) * (.25/6.50)

Nas Bonds =4N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 4N1/Total Non-PO Balance

Settlement: 5/31/06